Exhibit 3.01

ARTICLES OF AMENDMENT OF THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

ALLIANCE ONE INTERNATIONAL, INC.

I.    The name of the corporation is Alliance One International, Inc. (the “Corporation”).

II.    The amendment (the “Amendment”) adopted is as follows:

The Corporation’s Amended and Restated Articles of Incorporation are amended by amending Article I to read as follows:

“The name of the Corporation is Pyxus International, Inc.”

III.    The foregoing Amendment was proposed by the Corporation’s Board of Directors, which found adoption of the Amendment to be in the Corporation’s best interest and directed that the Amendment be submitted to a vote at a meeting of the Corporation’s shareholders on August 16, 2018.

IV.    On July 16, 2018, notice of the meeting of the Corporation’s shareholders, accompanied by a copy of this Amendment, was given in the manner provided in the Virginia Stock Corporation Act to each of the Corporation’s shareholders of record.

V.    The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the Amendment was:

Designation	Number of Outstanding Shares	Number of Votes Entitled to be Cast
Common Stock, no par value	9,821,535	9,036,222

The total number of votes cast for and against the Amendment, and the number of abstentions, by each voting group entitled to vote separately on the Amendment was:

Voting Group	Votes “For”	Votes “Against”	Abstentions
Common Stock, no par value	6,798,968	272,999	26,811

The total number of votes cast for the Amendment by each voting group was sufficient for approval of the Amendments by the voting group.

VI.    Pursuant to Section 13.1-606 of the Virginia Stock Corporation Act, this Amendment shall become effective at 12:01 a.m., Eastern Time, on September 12, 2018.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be executed by its duly authorized President and Chief Executive Officer as of this 7th day of September, 2018.

ALLIANCE ONE INTERNATIONAL, INC.,
a Virginia corporation

By:	/s/ J. Pieter Sikkel
Name:	J. Pieter Sikkel
Title:	President and Chief Executive Officer

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